Exhibit 99.1

The Princeton Review Signs Master Publishing Agreement with

Random House, Inc. for Print and Electronic Books

FRAMINGHAM, Mass., July 19, 2011 – The Princeton Review, Inc. (NASDAQ: REVU), a leading provider of test preparation, educational support services and online career education services, has signed a new multi-year master publishing agreement with Random House, Inc. for the rights to publish all print and electronic books branded and trademarked by The Princeton Review.

Random House currently publishes The Princeton Review’s best-selling titles, including Cracking the SAT, The Best 373 Colleges, Paying for College Without Going Broke, etc.

“This agreement builds upon the long and valuable relationship we’ve enjoyed with Random House for print publishing, but moreover reflects our renewed focus on Princeton Review’s core business and our efforts to leverage our strong brands,” said John Connolly, interim president and CEO of The Princeton Review. “The Princeton Review brand in particular has been strong in print media, and the expansion of the brand into the electronic book market is a logical and exciting next step.”

“We are excited to extend our 25-year partnership with The Princeton Review, and for the opportunity to bring their hugely successful print titles to an ever expanding digital audience,” said Chip Gibson, president and publisher of Random House Children’s Books. “The Princeton Review’s commitment to partnering with us to grow and strengthen our publishing business with them, particularly with e-books, will help drive the program for years to come.”

About Random House

Random House, Inc. is the U.S. division of Random House, the world’s largest trade-book publisher, and is owned by Bertelsmann AG, one of the world’s foremost media companies. The reach of Random House is global, with Random House publishing companies in sixteen countries: Argentina, Australia, Canada, Chile, Colombia, Germany, India, Ireland, Mexico, New Zealand, South Africa, Spain, the United Kingdom, Uruguay, U.S., and Venezuela.

About The Princeton Review

The Princeton Review (Nasdaq: REVU) has been a pioneer and leader in helping students achieve their higher education goals for 30 years through college and graduate school test preparation and private tutoring. With more than 165 print and digital publications and a free website, www.PrincetonReview.com, the company provides students and their parents with the resources to research, apply to, prepare for, and learn how to pay for higher education. The Princeton Review partners with schools and guidance counselors throughout the U.S. to assist in college readiness, test preparation and career planning services, helping more students pursue postsecondary education.

The company also owns and operates Penn Foster Education Group, a global leader in online education, providing career-focused degree and vocational programs in the fields of allied health, business, technology, education, and select trades through the Penn Foster High School and Penn Foster Career School (www.pennfoster.edu). Penn Foster creates the platform to leverage the company’s Career Education Partnerships division with the National Labor College (NLC). This venture was formed to bring high-quality bachelor degree completion and certificate programs to the AFL-CIO’s 13 million members and the working adults in their families. For more information, visit www.PrincetonReview.com.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “could,” “would,” “will,” “should,” “plan,” “project,” “contemplate,” “anticipate,” or similar statements. Because these statements reflect The Princeton Review’s current views concerning future events, these forward-looking statements are subject to risks and uncertainties. The Princeton Review’s actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, demand for the company’s products and services; the company’s ability to compete effectively and adjust to rapidly changing market dynamics; the timing of revenue recognition from significant contracts with schools and school districts; market acceptance of the company’s newer products and services; continued federal and state focus on assessment and remediation in K-12 education; and the other factors described under the caption “Risk Factors” in The Princeton Review’s most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. The Princeton Review undertakes no obligation to update publicly any forward-looking statements contained in this press release.

Company Contacts:

Chris Kasper

Chief Financial Officer

The Princeton Review, Inc.

Tel: 508-663-5050

Scott Liolios or Cody Slach

Investor Relations

Liolios Group, Inc.

Tel: 949-574-3860

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